UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

Private Media Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-25067	87-0365673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

Registrant’s telephone number, including area code: 34-93-620-8090

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Background. In 2001, Private Media Group, Inc. (the “Company” or “Private Media”) borrowed $4 million from Commerzbank AG (the “Commerzbank Note”). The Company’s obligations were secured by a guaranty and by a pledge of 5,600,000 shares of Private Media’s stock held by Slingsby Enterprises Limited, an affiliate of Berth H. Milton, Jr., who, at the time, was the Company’s Chairman, Chief Executive Officer and principal shareholder. The Commerzbank Note was assigned to Consipio Holding BV (“Consipio”). In 2008 Consipio declared the promissory note to be in default and demanded that it be repaid. On May 1, 2009, Consipio filed a lawsuit against Private Media, Slingsby, and Mr. Milton in U.S. federal court to enforce the payment of the Commerzbank Note. That lawsuit was dismissed on technical grounds and re-filed in May 2010 in New York State Court (titled “Consipio Holding BV v. Private Media Group, Inc., Slingsby Enterprises Limited, and Berth H. Milton, Jr.” New York State Supreme Court, County of New York, Case No. 650462/10) (the “New York Action”). On August 30, 2011 the New York Court issued an Order of Attachment pursuant to which New York city and state officials were ordered to attach, by levy, Private Media’s New York assets for the sum of $7.35 million.

On August 11, 2010, Consipio, a creditor of the Company by virtue of its ownership of the Commerzbank Note, Tisbury Services Inc., the holder of over 13% of Private Media’s outstanding $.0001 par value common stock (the “Common Stock”), and other parties jointly filed a lawsuit against Private Media in Nevada District Court, Clark County, Nevada, alleging mismanagement of the company’s business by Private Media’s three independent directors and Mr. Milton (Consipio Holding BV et. al. v. Private Media Group, Inc., herein referred to as the “Nevada Action”). The Nevada Action also asked the Nevada District Court to enforce and monitor a stockholder’s election of the Company’s directors. An annual meeting of stockholders was held in January 2012 at which neither Mr. Milton nor any of the other directors named in the Nevada Action were re-elected. Accordingly, on May 22, 2012, the Nevada District Court (i) dismissed the Nevada Action, and (ii) ordered Private Media to reimburse both Consipio and Tisbury Services Inc. (“Tisbury”) for their attorneys’ fees and costs incurred in that lawsuit in an amount to be agreed between the plaintiffs and Private Media, and approved by the Company’s Board of Directors.

Consipio Settlement. In order to (i) repay the Commerzbank Note, (ii) settle the New York Action and reimburse Consipio for its litigation fees and costs, (iii) repay a EUR 1,752,052 obligation owed by Fraserside Holdings Limited, a wholly-owned subsidiary of Private Media, to Bocca BV, a wholly-owned subsidiary of Consipio, and, as ordered by the Nevada District Court, (iv) reimburse Consipio for all of its fees and costs it incurred in the Nevada Action, on December 28, 2012 Consipio and Private Media entered into a Settlement Agreement and Mutual General Release (the “Consipio Settlement Agreement”). Because of its financial condition, in lieu of cash, Private Media offered to issue to Consipio shares of a new series of preferred stock, designated as the “6% Series B Convertible Redeemable Preferred Stock” (the “Series B Preferred Stock”), as payment in full for the amounts owed to Consipio. Each share of Series B Preferred Stock has a stated value of EUR 10.00 per share. Accordingly, on December 28, 2012, Private Media filed a Certificate of Designation for the Series B Preferred Stock with the office of the Secretary of State of Nevada to authorize the new series of preferred stock, and thereafter issued 800,000 shares of the newly authorized shares of Series B Preferred Stock to Consipio. Pursuant to the Consipio Settlement Agreement, the parties also (i) agreed to discontinue and withdraw the New York Action with prejudice, and (ii) entered into mutual general releases (the Consipio Settlement Agreement did not, however, release or discharge Berth H. Milton, Jr., Bo Rodebrandt, Johan Gillborg, Hans Christian Anderson, Jan Jensen and Samuel Guzik).

Tisbury Settlement. As stated above, in the Stipulation And Order For Dismissal, the Nevada District Court ordered Private Media to reimburse Tisbury for the attorneys’ fees and costs it incurred in the Nevada Action in an amount to be agreed between Tisbury and Private Media and approved by Private

Media’s Board of Directors. Tisbury and Private Media thereafter agreed that the sum total of the reimbursable amount of attorneys’ fees and costs incurred by Tisbury in connection with the Nevada Action and owed by Private Media to Tisbury under the Stipulation And Order For Dismissal is approximately $450,000. In order to repay this obligation and to settle and release all other claims between them, on December 28, 2012 the parties entered into that certain Settlement Agreement and Mutual General Release (the “Tisbury Settlement Agreement”). Under the Tisbury Settlement Agreement, in lieu of cash, Private Media agreed to issue to Tisbury (i) 3,000,000 unregistered shares of Common Stock, and (ii) a five-year, contingent warrant (the “Warrant”) to purchase up to a total of up to 4,000,000 shares of Common Stock. The Warrant has an exercise price of $0.25 per share and is exercisable in four tranches of 1,000,000 shares of Common Stock each if, and only if, when, and to the extent that the number of issued and outstanding shares Common Stock exceeds (i) 45,000,000 shares, (ii) 50,000,000 shares, (iii) 60,000,000 shares, and (iv) 70,000,000 shares (as adjusted to reflect stock splits, stock combinations, stock dividends, and other similar events). In the event that the number of issued and outstanding shares during the term of the Warrant does not exceed some or all of the foregoing limits, the Warrant shall expire with respect to the shares that did not become exercisable. The foregoing shares and the Warrant have been issued, and Tisbury has accepted the foregoing 3,000,000 shares of Common Stock and the Warrant as payment and satisfaction, in full, of all amounts owed, or that may be owed, by Private Media to Tisbury in connection with the Nevada Action and under the Stipulation And Order For Dismissal. The Tisbury Settlement Agreement also contained mutual general releases (although the Tisbury Settlement Agreement did not release or discharge Berth H. Milton, Jr., Bo Rodebrandt, Johan Gillborg, Hans Christian Anderson, Jan Jensen and Samuel Guzik).

Item 3.02	Sales of Unregistered Securities.

As stated in Item 1.01 above, which information is hereby incorporated herein by this reference, pursuant to the Consipio Settlement Agreement, the Company on December 28, 2012 issued to Consipio 800,000 shares of its newly created Series B Preferred Stock. In addition, as stated in Item 1.01 above, pursuant to the Tisbury Settlement Agreement, the Company on December 28, 2012 issued to Tisbury 3,000,000 shares of the Common Stock of the Company, and the Warrant to purchase up to 4,000,000 additional shares of Common Stock. The securities issued to Consipio and Tisbury were not registered under the Securities Act of 1933 (as amended, the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. Accordingly, these securities, and the underlying shares, may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or valid exemption from the registration requirements, under the Act.

Item 5.01	Changes in Control of Registrant.

As stated in Item 1.01 above, which information is hereby incorporated herein by this reference, pursuant to the Consipio Settlement Agreement, the Company on December 28, 2012 issued to Consipio 800,000 shares of its newly created Series B Preferred Stock. The 800,000 shares of Series B Preferred Stock owned by Consipio are currently convertible into 40,000,000 shares of Private Media Common Stock and, until converted, can vote on all matters, including the election of directors, on an “as converted” basis. Taking into account the 3,000,000 shares issued to Tisbury under the Tisbury Settlement Agreement, the Company currently has a total of 27,478,700 shares of Common Stock outstanding. Accordingly, since the shares of Series B Preferred Stock that are owned by Consipio have 40,000,000 votes, as of that date of this interim report Consipio holds 59.3% of the aggregate voting power of Private Media’s capital stock. As a result, Consipio has the ability to elect a majority of the members of our board of directors.

As stated in Item 1.01 above, the consideration paid by Consipio for the 800,000 shares of Series B Preferred Stock consisted of the consideration delivered under the Consipio Settlement Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2012, Private Media created a new series of preferred stock, designated as the “6% Series B Convertible Redeemable Preferred Stock” (the “Series B Preferred Stock”). A total of 1,300,000 shares of Series B Preferred Stock have been authorized, of which 800,000 have been issued and are currently owned by Consipio. Private Media may issue additional shares of the Series B Preferred Stock to repay other creditors and/or to raise additional capital. Each share of Series B Preferred Stock has a stated issue price of EUR 10.00 per share. The principal terms of the Series B Preferred Stock include the following:

•

Upon the liquidation, dissolution or winding up of the Company (including a Deemed Liquidation Event), the holders of the Series B Preferred Stock shall be entitled to be paid an amount per share equal to EUR 11.00 plus any accrued and unpaid dividends thereon. The liquidation payment is payable before any payment made to the holders of the Common Stock. A Deemed Liquidation Event includes the merger of this Company, the sale of its assets, an uninsured judgment rendered against this Company for EUR 1,000,000 or more, or our failure, on or after July 1, 2013, to file with the Securities and Exchange Commission (the “SEC”) any of Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K by no later than 30 calendar days after the required filing date (including the expiration of any permitted extensions).

•	Each share of Series B Preferred Stock is convertible into 50 shares of Common Stock.

•

Holders of the Series B Preferred Stock are entitled to receive dividends at an annual rate of 6% of the EUR 10.00 Series B Preferred Stock original issue price, which shall be cumulative, accrue daily and be payable quarterly, in arrears, in cash on the third business day following March 31, June 30, September 30 and December 31. However, dividends will cease accruing on the Series B Preferred Stock under certain circumstances if the trading price of the Common Stock exceeds $1.00 per share (adjusted to reflect any stock split, reverse stock split, or a stock dividend) for 20 consecutive trading days. The dividends payable with respect to the Series B Preferred Stock shall, at the option of Private Media, be paid in Euros or by means of a one-year unsecured promissory note. Any such promissory note will bear interest at a rate of 7.5% per annum and be payable in four quarterly payments commencing one year after the date of the dividend payment. The holders of the Series B Preferred Stock may, however, elect to receive shares of Common Stock in place of some or all of any quarterly dividend (the value of the shares is based on the 10-day trading price of the Common Stock).

•

Provided that Private Media has registered with the SEC the public resale of the shares of Common Stock into which the Series B Preferred Stock is convertible, at its option the Company may, at any time, redeem the shares of the Series B Preferred Stock, in whole or in part, for a cash redemption price equal to EUR 10.00 plus any accrued and unpaid dividends. The redemption price is payable in Euros.

•

At any time between December 31, 2015 and December 31, 2018, a holder of the Series B Preferred Stock may demand that the Company redeem some or all of the holder’s shares of Series B Preferred Stock, to the extent permitted under Nevada law. Each holder may demand that one third of the number of shares of Series B Preferred Stock the holder initially purchased be redeemed in each calendar year 2016, 2017, and 2018. The redemption price is equal to EUR 10.00 plus any accrued and unpaid dividends and is required to be paid in cash, provided that the Company doesn’t have to pay cash to the extent that such payments would (i) reduce its cash balance to below EUR 1,000,000, or (ii) cause the Company’s current assets to be less than three times its current liabilities, whichever is less. If Private Media can’t pay the entire redemption price in cash, it has to pay the balance in a promissory note. The promissory note used to pay any portion of the redemption price shall: (a) bear interest at a fixed rate of prime plus 4% per annum; (b) be payable in four equal quarterly installments of principal and interest on the last day of each calendar quarter; (c) be prepayable at any time, in whole or in part, without premium or penalty; and (d) if necessary to comply with Nevada law governing distributions to shareholders, be subordinated to all of the Company’s creditors. Private Media also has the right to defer any payment under the promissory notes if such payment would violate Nevada law.

•

The holders of the Series B Preferred Stock vote together with the holders of Common Stock as a single class. Each holder of Series B Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder would be convertible. However, Private Media may not take certain actions without the approval of a majority of the then outstanding shares of Series B Preferred Stock. These actions that require the approval of the holders of the Series B Preferred Stock include (i) changing the rights, preferences and privileges of the Series B Preferred Stock or creating a class that is senior to the Series B Preferred Stock, (ii) selling all or substantially all of the Company’s assets or merging with another entity if following the merger the Company’s shareholders own less than 50% of the voting power in the election of directors, (iii) paying dividends on, or redeeming any shares of Common Stock, (iv) borrowing more than EUR 2,000,000 in the aggregate, other than trade payables and accrued expenses incurred in the ordinary course of business, and (v) issuing more than 5,000,000 shares of Common Stock in any single transaction or related set of transactions.

•

In order to allow certain holders of our Series B Preferred Stock to maintain their percentage interest in the Company, until December 31, 2017 each holder of more than 50,000 shares of Series B Preferred Stock shall have the right to participate in Private Media’s future capital raising transactions, including the issuances of Common Stock, debt, preferred stock, options, warrants or other instrument that are convertible into or exchangeable for shares of Common Stock. The number of securities that a qualified holder of Series B Preferred Stock can purchase in our future capital raising issuances is equal to the ratio of (x) the number of shares of Common Stock beneficially owned by the qualified holder, to (y) the sum of the number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon the exercise or conversion of all outstanding options, warrants, and other convertible securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATE MEDIA GROUP, INC. (Registrant)

Date: January 4, 2013	By:	/s/ CHARLES PRAST
Charles Prast President and Chief Executive Officer